Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Display Technologies, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof(the “Report”), I, Lawrence Kwok-Yan Chan, Chief Executive Officer, and I, Jason Yip, Chief Financial Officer of the Company, hereby certify that

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2008	/s/ Lawrence Kwok-Yan Chan
Name: Lawrence Kwok-Yan Chan Title: Chief Executive Officer

Date: May 15, 2008	/s/ Jason Ye
Name: Jason Ye Title: Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.